SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
October 24, 2002

                                               FORWARD INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	0-6669 (Commission File Number)	13-1950672 (IRS Employer Identification No.)

1801 Green Road
                   E. Pompano Beach, Florida 33064
 (Address of Principal Executive Offices)

Registrant's Telephone Number, including
area code:  (954) 360-6420

(Former Address, if changed since last report)

Item 5: Other Events

On October 24, 2002, the registrant issued a press release announcing its intention to appeal a Nasdaq Staff Determination to delist the Company's common stock from the Nasdaq Smallcap Market effective with the opening of business on November 1, 2002.  The staff's determination was based on the Company's noncompliance with Marketplace Rule 4310(c)(4) that requires the Company to maintain a minimum bid price for its common stock of $1.00.  The Company's common stock will continue to be listed on the Nasdaq Smallcap market pending the outcome of the appeal.  A copy of the press release is attached.

Item 7 Financial Statements

            (c) Exhibits

            Exhibit No.       Exhibit

            99.1                 Press Release of Forward Industries Inc. on October 24, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2002

FORWARD INDUSTRIES, INC.

By: /s/ Douglas W. Sabra
Douglas W. Sabra
Chief Financial Officer and
Vice-President - Chief Financial Officer

EXHIBIT INDEX

Exhibit #           Exhibit

99.1                 Press Release issued by Forward Industries, Inc. on October 24, 2002.